Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
Lime Energy Co.
Elk Grove Village, Illinois
     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated August 14, 2008, relating to the consolidated financial statements of Applied Energy Management, Inc. and its Subsidiaries for the years ended December 31, 2007 and 2006 appearing in the Form 8-K/A filed by Lime Energy Co. on August 22, 2008.

/s/ BDO Seidman, LLP BDO Seidman, LLP
Chicago, Illinois
January 28, 2009